EXHIBIT (21)
			     THE MIDLAND COMPANY
			       AND SUBSIDIARIES
		EXHIBIT (21) - SUBSIDIARIES OF THE REGISTRANT
			      DECEMBER 31, 1995

	The subsidiaries of the Registrant as of December 31, 1995, all of which are included in the consolidated financial statements, are as follows:
								   Percentage
						State of            of Voting
					      Incorporation        Stock Owned
					      -------------        -----------
M/G Transport Services, Inc.                       Ohio                 100
Midland-Guardian Co.                               Ohio                 100
MGT Services, Inc.                                 Ohio                 100
Inland Marine Brokerage Company                    Ohio                 100
M/G Securities, Inc.                               Ohio                 100
CS Crable Sportswear, Inc.                         Ohio                 100
MGT River Services, Inc.                           Ohio                 100

SUBSIDIARIES OF MIDLAND-GUARDIAN CO.

American Modern Insurance Group, Inc.              Ohio                 100
Marbury Agency, Inc.                               Ohio                 100

SUBSIDIARIES OF AMERICAN MODERN INSURANCE GROUP, INC.

American Modern Home Insurance Co.                 Ohio                 100
American Family Home Insurance Co.                Florida               100
Atlas Insurance Agency, Inc.                       Ohio                 100
American Modern Life Insurance Company             Ohio                 100
Midwest Enterprises, Inc.                         Florida               100
Lloyds Modern Corporation                          Texas                100
American Modern Home Service Company               Ohio                 100

SUBSIDIARIES OF AMERICAN MODERN HOME INSURANCE CO.

American Modern Lloyds Insurance Co.               Texas                100
American Southern Home Insurance Co.              Florida               100
American Western Home Insurance Co.              Oklahoma               100
Guardian Underwriters Insurance Company, Inc   Pennsylvania             100

SUBSIDIARY OF AMERICAN WESTERN HOME INSURANCE CO.

American Modern Life Insurance Company of
  Arizona, Inc.                                   Arizona               100


      The names of two wholly-owned subsidiaries of The Midland Company are not shown above as such individual listing is not required.

				      15

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